                                                                  EXECUTION COPY









                   ARCADIA AUTOMOBILE RECEIVABLES WAREHOUSE TRUST



                  U.S. $400,000,000 FLOATING RATE VARIABLE FUNDING

                                    FSA INSURED

                        AUTOMOBILE RECEIVABLES-BACKED NOTES










                                AMENDED AND RESTATED
                              NOTE PURCHASE AGREEMENT

                             DATED AS OF JULY 21, 1998

                                    TABLE OF CONTENTS

                                                                                  PAGE
SECTION 1.   The Notes............................................................   2

SECTION 2.   Effective Date, Exchange and Purchase; Funding of Note Increases.....   3

SECTION 3.   Delivery and Payment.................................................   3

SECTION 4.   Issuer's Representations, Warranties and Covenants...................   4

SECTION 5.   Purchaser Representations............................................   6

SECTION 6.   Conditions of Purchaser's Obligations................................   8

SECTION 7.   Expenses.............................................................   9

SECTION 8.   Definitions..........................................................  10

SECTION 9.   Successors and Assigns...............................................  11

SECTION 10.  Indemnification......................................................  12

SECTION 11.  Increased Costs......................................................  13

SECTION 12.  Notices..............................................................  14

SECTION 13.  Counterparts.........................................................  14

SECTION 14.  Entire Agreement.....................................................  15

SECTION 15.  Governing Law........................................................  15

SECTION 16.  Severability of Provisions...........................................  15

SECTION 17.  Survival.............................................................  15

SECTION 18.  Limited Recourse.....................................................  15

SECTION 19.  No Proceedings.......................................................  15

SECTION 20.  Trial By Jury Waived.................................................  15

SECTION 21.  Matters Relating to Agents and Administrative Agent..................  16

SECTION 22.  Limitation of Liability..............................................  17


                               ARCADIA FINANCIAL, LTD.
                            7825 Washington Avenue South
                            Minneapolis, Minnesota 55439


                  ARCADIA AUTOMOBILE  RECEIVABLES WAREHOUSE TRUST
                            7825 Washington Avenue South
                           Minneapolis, Minnesota  55439

                             __________________________

                                AMENDED AND RESTATED
                              NOTE PURCHASE AGREEMENT

                             __________________________

                             Dated as of July 21, 1998


Receivables Capital Corporation
c/o Bank of America National Trust
  and Savings Association
  as RCC Agent
Asset Securitization Group
231 South LaSalle Street
Chicago, Illinois 60697

Bank of America National Trust
  and Savings Association
  as RCC Agent
  and as Administrative Agent
Asset Securitization Group
231 South LaSalle Street
Chicago, Illinois  60697

Delaware Funding Corporation
c/o J. H. Holdings Corporation
Ropes & Gray
One International Place
Boston, Massachusetts 02110-2464

Morgan Guaranty Trust Company of
New York, as DFC Agent
500 Stanton Christiana Road
Newark, Delaware 19713-2107
Attention:  Asset Finance Group

Ladies and Gentlemen:

     The undersigned, Arcadia Automobile Receivables Warehouse Trust, a Delaware business trust (the "ISSUER"), and Arcadia Financial Ltd., a Minnesota corporation ("AFL"), propose to enter into with you this Amended and Restated Note Purchase Agreement which supersedes in its entirety the Note Purchase Agreement dated as of December 3, 1996, as previously amended, among AFL, Arcadia Receivables Conduit Corp. (the "ORIGINAL ISSUER"), Receivables Capital Corporation and Bank of America National Trust and Savings Association, and to that end, hereby agree with you as follows:

     SECTION 1. THE NOTES. On the Effective Date, the Issuer proposes to deliver to (i) Receivables Capital Corporation ("RCC") in exchange for the Floating Rate Variable Funding Automobile Receivables-Backed Note (the "CURRENTLY OUTSTANDING NOTE") held by RCC, a Floating Rate Variable Funding Automobile Receivables-Backed Note (the "RCC NOTE") in the maximum authorized principal amount outstanding at any time of $ 225,000,000 (the "RCC PURCHASE LIMIT") and (ii) Delaware Funding Corporation ("DFC") (each of RCC and DFC, a "PURCHASER" and collectively, the "PURCHASERS"), a Floating Rate Variable Funding Automobile Receivables-Backed Note (the "DFC NOTE"; each of the RCC Note and the DFC Note, a "NOTE"; and collectively, the RCC Note and the DFC Note, the "NOTES") in the maximum authorized principal amount outstanding at any time of $175,000,000 (the "DFC PURCHASE LIMIT"). Subject to the terms and conditions hereof, the Purchasers agree to fund increases in the outstanding principal amount of their respective Notes (each, a "NOTE INCREASE", and the principal amount of any such Note Increase, the "NOTE INCREASE AMOUNT"), from time to time during the Purchase Period, in an aggregate maximum authorized amount to be outstanding at any time (the "MAXIMUM AUTHORIZED AMOUNT") of U.S. $400,000,000.

     The Currently Outstanding Note was issued prior to the Effective Date, and the Notes shall be issued by the Issuer on the Effective Date, pursuant to the Amended and Restated Indenture, dated as of July 21, 1998 (as from time to time amended, supplemented or modified, the "INDENTURE"), between the Issuer and Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "TRUSTEE") and as Collateral Agent (as defined in the Indenture).

     The Indenture provides for Note Increases from time to time upon the terms and conditions set forth therein. On each day on which Note Increases are to occur and be funded hereunder, each Purchaser's Note will have a Note Increase Amount equal to such Purchaser's Purchase Percentage of the total
Note Increase Amount effected by the Issuer on such day. Each Purchaser's Purchase Percentage of each Note Increase Amount shall be recorded on the grid attached to such Purchaser's Note. Each Note issued to a Purchaser: (i) bears interest (subject to conversion to a fixed rate at the option of the related Agent upon the occurrence of an Amortization Event) at a fluctuating rate per annum equal to the Note Interest Rate (as defined in the Indenture) for such Note; (ii) can be funded by Note Increases in a minimum amount of $7,000,000 and any higher amount on any Purchase Date (as defined below), and
(iii) is subject to prepayment at the option of the Issuer as provided in the Indenture. Each Note shall be issued in the form of a fully registered security in certificated form (as contemplated by Article VIII of the New York Uniform Commercial Code).

     The Notes are secured by a revolving pool of automobile receivables originated by AFL and sold by AFL to its wholly-owned subsidiary, Arcadia Receivables Finance Corp. ("ARFC"), and by ARFC to the Issuer, and by collections received in respect thereof. Payment of principal and interest on the entire Maximum Authorized Amount of Notes is insured by Financial Security Assurance Inc. ("FSA") under a financial guaranty insurance policy (the "POLICY") dated December 3, 1996, Endorsement No. 1 to the Policy, dated December 3, 1996, Endorsement No. 2 to the Policy, dated August 4, 1997, Endorsement No. 3 to the Policy, dated November 14, 1997, and Endorsement No. 4 to the Policy, dated July 21, 1998.

   The Issuer, the Original Issuer, the RCC Agent, the Administrative Agent, the DFC Agent, AFL, ARFC and the Trustee have entered into an Amended and Restated Sale and Servicing Agreement, dated as of July 21, 1998 (as from time to time amended, supplemented or modified, the "SALE AND SERVICING AGREEMENT"), which provides for the sale of Receivables from time to time by ARFC to the Trust, the servicing of the Receivables and certain other matters.

     SECTION 2. EFFECTIVE DATE, EXCHANGE AND PURCHASE; FUNDING OF NOTE INCREASES. On the Effective Date, RCC shall receive its RCC Note in exchange for the Currently Outstanding Note and DFC shall receive its DFC Note.
During the Purchase Period and subject to the terms and conditions of, and in reliance upon the representations, warranties and covenants set forth in, this Agreement, the Purchasers agree to fund, from time to time on each date as specified in Section 3 hereof (each, a "PURCHASE DATE") the Note Increase on such Purchase Date in an amount of the Note Increase Amount up to an aggregate principal amount at any time outstanding not to exceed the Maximum Authorized Amount, at a purchase price equal to 100% of such Note Increase Amount (the "PURCHASE PRICE"). Each Purchaser shall fund its Purchase Percentage of a Note Increase Amount on any day and shall pay its Purchase Percentage of the Purchase Price. No Purchaser shall be required to fund a
Note Increase Amount in excess of its Purchase Limit.

     SECTION 3. DELIVERY AND PAYMENT. The Issuer will provide each Agent with written notice of each Purchase Date and of the Note Increase Amount to be funded on such Purchase Date no later than 12:00 noon (Minneapolis, Minnesota time) one Business Day prior to the proposed Purchase Date; PROVIDED, that if the Purchase Price for the Note Increase Amount on a Purchase Date is less than or equal to $15,000,000, then such notice may be made no later than 11:00 a.m., New York City time on such Purchase Date; PROVIDED FURTHER, that if such notice is given on a Purchase Date, the Purchasers will not be obligated to fund the Note Increase Amount on such Purchase Date unless the Purchasers are able to issue and sell their respective Commercial Paper Notes in an amount sufficient to fund such Note Increase Amount, and AFL and the Issuer agree to hold harmless the Purchasers for failing to effect a funding on such Purchase Date. Each Note Increase shall be recorded on the grid attached to each Purchaser's Note by the applicable Agent on each Purchase Date. The notation of the Note Increase shall be made against payment by wire transfer of immediately available funds to the account of Norwest Bank Minnesota, National Association as Trustee for Arcadia Receivables Conduit Warehouse, Clearing Account #1038377, Norwest Bank Minnesota, National Association, ABA # 091000019, for further credit to Arcadia Automobile Receivables Warehouse Trust A-C # 13284501 in the amount of the Purchase Price. The Administrative Agent agrees to notify the RCC Agent and the DFC Agent of the receipt of a Purchase Date notice by 2:00 p.m. (New York

City time) on the day received by the Administrative Agent. Each Agent agrees to collect the Purchase Price due or any Purchase Date from its related Purchaser.

     SECTION 4. ISSUER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. The Issuer represents and warrants to, and agrees with, each Purchaser, the Administrative Agent, the RCC Agent and the DFC Agent as of the date hereof and as of each Purchase Date, as follows:

     (a) The Issuer is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) The Issuer has all requisite power and authority necessary to enter into this Agreement and the Basic Agreements, to offer, sell and deliver the Notes and to perform its obligations hereunder and thereunder; the Issuer has taken all corporate action required to authorize the execution and delivery of this Agreement, the Basic Agreements and the Notes, the offer, sale and delivery of the Notes and the performance of all obligations to be performed by it hereunder and under the Basic Agreements and the Notes; this Agreement and the Basic Agreements to which the Issuer is a party have been duly authorized, executed and delivered by the Issuer and constitute, and each Note when purchased by a Purchaser will have been duly authorized, executed and delivered and will constitute, the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to (i) limitations on enforceability imposed by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and
(ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (c) Neither the authorization, execution, sale, delivery or performance of the Notes or the authorization, execution, delivery or performance of this Agreement or the Basic Agreements to which the Issuer is a party, nor the consummation of any of the transactions contemplated herein or therein, nor the execution, delivery or performance of the terms of this Agreement, the Notes or any Basic Agreement, will result in the breach of any term or provision of the Certificate of Trust of the Issuer, or conflict with, result in a breach or violation of, or the acceleration of, indebtedness under, or constitute a default under, the terms of any indenture or other agreement, instrument or arrangement to which the Issuer is a party or by which it is bound, or any statute or regulation applicable to the Issuer or any order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

     (d) With the exception of applicable blue-sky or state securities regulations (as to which no representation is made), no consent, approval, authorization of, registration or filing with, or notice to, any governmental or regulatory authority, agency, department, commission, board, bureau, body or instrumentality was or is required for the execution, delivery or performance of or compliance by the Issuer with this Agreement, the Notes or any Basic Agreement or the offer, sale, delivery or performance of the Notes, or the consummation by the Issuer of any other transaction contemplated by this Agreement, the Notes or any Basic Agreement, or such consent, approval or authorization has been obtained, or such registration, filing or notice has been made (and, in either such case, copies thereof delivered to you and your counsel). No tax, assessment or other governmental charge is or will become payable as a result of (i) the execution, delivery or performance of this Agreement or any Basic Agreement, or (ii) the execution, sale, delivery or performance of any Note, or (iii) except for taxes imposed on the net income of a Purchaser with respect to interest on the Notes, the receipt or non-receipt of any payment of principal or interest on any Note (or in respect thereof under the Policy).

     (e) There is no action, suit or proceeding pending, or investigation of, the Issuer, pending or, to the best of the Issuer's knowledge after due inquiry, threatened, against the Issuer before any court, administrative agency or other tribunal which, (i) either individually or in the aggregate, could, if adversely determined, result in any material adverse change in the business, operations, financial condition, prospects, properties, or assets of the Issuer or in any impairment of the right or ability of the Issuer to carry on its business substantially as now conducted, (ii) asserts the invalidity of this Agreement, any Note or any of the Basic Agreements, (iii) seeks to prevent the issuance, sale or purchase of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Agreements or (iv) could materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Agreement, any of the Notes or any of the Basic Agreements.

     (f) The Issuer is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (i) any law or statute applicable to it, or (ii) any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation, of any federal, state, county, municipal or other governmental or public authority or agency having or asserting jurisdiction over it or any of its properties, or (iii) (x) any indebtedness or any instrument or agreement under or pursuant to which any such indebtedness has been, or could be, issued or incurred, or (y) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected including, without limitation, the Basic Agreements which, (A) either individually or in the aggregate, could result in any material adverse change in the business, operations, financial condition, prospects, properties, or assets of the Issuer or in any impairment of the right or ability of the Issuer to carry on its business substantially as now conducted or (B) could materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Agreement, any of the Notes or any of the Basic Agreements.

     (g) Neither the Issuer nor, to the best of the Issuer's knowledge, anyone acting on behalf of the Issuer, has offered, transferred, pledged, sold or otherwise disposed of any Note or any interest in any Note to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Note or any interest in any Note from, or otherwise approached or negotiated with respect to any Note or any interest in any Note with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a public distribution of the Notes under the Securities Act of 1933, as amended (the "1933 ACT"), or which would render the disposition of any Note a violation of Section 5 of the 1933 Act or any state securities laws, or require registration or qualification pursuant thereto or require registration of the Issuer under the Investment Company Act of 1940, as amended, nor will the Issuer act, nor has the Issuer authorized or will it authorize any person to act, in such manner with respect to any Note.

     (h) (i) The offer and sale of the Notes from the Issuer to the Purchasers in the manner contemplated herein are transactions exempt from the registration requirements of the 1933 Act and (ii) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended. The representation by the Issuer with respect to the sale from the Issuer to the Purchasers in clause (i) of the preceding sentence is made upon and subject to the accuracy of the representations made by you in Section 5(a) hereof.

     (i) The Issuer is not required, and will not be required as a result of the offer and sale of the Notes under the circumstances contemplated by this Agreement or the other transactions contemplated by this Agreement and the Basic Agreements, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 ACT"), and the Issuer is not "controlled" by an "investment company" as defined in the 1940 Act.

     (j) Each Note purchased hereunder by a Purchaser will have been duly authorized, executed and delivered by the Issuer, will be entitled to the benefit of the security provided for in the Indenture, will bear interest and mature and be subject to prepayment all as specified in Section 1 hereof and will, as to both principal and interest, be fully and unconditionally insured under the Policy.

     (k) The Issuer further agrees that it will not permit any amendment, modification or waiver, which could in any way be materially adverse to the Noteholders, to any of the provisions of any of the Basic Agreements without the prior written consent of the Administrative Agent (acting at the direction of the RCC Agent and the DFC Agent) , it being agreed that a waiver of any Event of Default under the Sale and Servicing Agreement or of any Amortization Event materially adversely affects the Noteholders.

     (l) The Issuer will treat the Notes as debt of the Issuer for federal income and state and local income and franchise tax purposes.

     SECTION 5. PURCHASER REPRESENTATIONS.

     This Agreement is made with each of you in reliance upon your representation to the Issuer, which by your acceptance hereof you confirm, that you understand that the Notes have not been and will not be registered under the 1933 Act in reliance upon the exemption provided in Section 4(2) of the 1933 Act or registered or qualified under the securities or "Blue Sky" laws of any jurisdiction and may not be resold or otherwise pledged or transferred except in a transaction which is exempt from the registration requirements of the 1933 Act (and, in that regard each Purchaser hereby represents that any Notes purchased by it (or by the RCC Agent or DFC Agent, as the case may be, on behalf of its related Purchaser) hereunder will be purchased for its own account and not with a view to distribution thereof); PROVIDED, that, (i) the disposition of your property shall at all times be within your control; and (ii) it is recognized and agreed that you may transfer your rights and interests under the Notes and herein to one or more liquidity purchasers ("LIQUIDITY PURCHASERS") under, in the case of RCC, an Amended and Restated Liquidity Asset Purchase Agreement dated as of July 21, 1998 (the "RCC ASSET PURCHASE AGREEMENT") among the Liquidity Purchasers from time to time party thereto, RCC and Bank of

America National Trust and Savings Association, as Administrator and Liquidity Agent and, in the case of DFC, the Asset Purchase Agreement dated as of July 21, 1998, by and among DFC, the Liquidity Purchasers from time to time party thereto, and Morgan Guaranty Trust Company of New York, as DFC Agent and agent for the Liquidity Purchasers (the "DFC ASSET PURCHASE AGREEMENT", with the RCC Asset Purchase Agreement, the "LIQUIDITY AGREEMENTS"). Each Purchaser represents that the Liquidity Purchasers under its related Liquidity Agreement will make the foregoing representations and warranties with respect to any purchase of the Notes pursuant to such Liquidity Agreement.

     Each Purchaser hereby represents to the Issuer that:

     (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

     (b) The Purchaser has all requisite power (corporate and other) and authority necessary to enter into this Agreement and to perform its obligations hereunder; the Purchaser has taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of all obligations to be performed by it hereunder; this Agreement has been duly authorized, executed and delivered by the Purchaser, and constitutes the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, and
(ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (c) Neither the purchase of the Notes nor the consummation of any of the transactions contemplated herein by the Purchaser, nor the execution, delivery or performance of the terms of this Agreement by the Purchaser, will result in the breach of any term or provision of the certificate of incorporation or by-laws of the Purchaser, or conflict with, result in a breach or violation of or the acceleration of indebtedness under or constitute a default under, the terms of any indenture or other agreement or instrument to which the Purchaser is a party or by which it is bound, or any statute or regulation applicable to the Purchaser or any order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Purchaser to perform its obligations hereunder or (ii) the business, operations, financial condition, prospects, properties or assets of the Purchaser.

     (d) No consent, approval, authorization of, registration or filing with, or notice to, any governmental or regulatory authority, agency, department, commission, board, bureau, body or instrumentality was or is required for the execution, delivery or performance of or compliance by the Purchaser with this Agreement or the purchase of the Notes by the Purchaser, or the consummation by the Purchaser of any other transaction contemplated under this Agreement or such consent, approval or authorization has been obtained or such registration, filing or notice has been made.

     (e) There is no action, suit or proceeding against, or investigation of, the Purchaser, pending or, to the best of the Purchaser's knowledge, threatened, before any court, administrative agency or other tribunal which, either individually or in the aggregate, (i) may result in any material adverse change in the business, operations, financial condition, prospects, properties, or assets of Purchaser or in any impairment of the right or ability of the Purchaser to carry on its business substantially as now conducted, or (ii) asserts the invalidity of this Agreement or (iii) seeks to prevent the purchase of the Notes or the consummation of any of the transactions contemplated by this Agreement or (iv) could materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

     (f) The Purchaser is not required, and will not be required as a result of the purchase of the Notes under the circumstances contemplated by this Agreement, to register as an "investment company" under the 1940 Act.

     (g) On the date hereof, the Purchaser's commercial paper notes are rated A-1+ by Standard & Poor's and P-1 by Moody's.

     SECTION 6. CONDITIONS OF PURCHASER'S OBLIGATIONS.

     (a) EACH FUNDING OF A NOTE INCREASE. The obligation of each of you to fund your Purchase Percentage of a Note Increase on any Purchase Date shall be subject to the fact that: (u) no Default or Event of Default shall have occurred; (v) the Insurer Notice Date shall not have occurred; (w) the Note Increase to be funded shall be in conformity with the description thereof contained in Section 1 hereof; (x) the Purchase Period shall not have expired; (y) the representations and warranties that are made on the part of the Issuer and contained in this Agreement shall be true and correct, on and as of such Purchase Date, as if made on and as of such Purchase Date; and (z) the Issuer shall be in continuing compliance, in all material respects, with all of its obligations hereunder and under the Basic Agreements and that the Issuer and AFL are in continuing compliance in all material respects with their obligations under the Fee Letters. The obligation of each of you to fund your Purchase Percentage of a Note Increase shall also be subject to the accuracy in all material respects, on and as of the date of such funding, of the representations and warranties contained herein and of the statements made by the Issuer in any certificates furnished pursuant to the provisions hereof. Each funding of a Note Increase hereunder shall constitute a representation and warranty by the Issuer that all of the above conditions are satisfied on and as of the respective Purchase Date.

     (b) EFFECTIVE DATE. The obligation of RCC to accept the exchange of the RCC Note for the Currently-Outstanding Note and of DFC to purchase and pay for the DFC Note on the Effective Date shall be subject to the following additional conditions:

          (i) Each Agent shall have received and had an opportunity to review the Basic Agreements (and, the respective amendments, appendices and exhibits thereto) and the form of Notes, and each of such documents shall be in form and substance satisfactory to the RCC Agent and the DFC Agent.

          (ii) Fully executed Endorsement No. 4 to the Policy shall have been delivered to the Administrative Agent and timely payment, as and when due, of all principal of and interest on the Notes shall be fully and unconditionally insured under the Policy.

          (iii) The Issuer shall have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied by it on or prior to the Effective Date under this Agreement.

          (iv) Each of the Basic Agreements shall have been duly authorized, executed and delivered by each of the parties thereto, shall be in full force and effect and shall constitute a legal, valid and binding agreement of each of the parties thereto, enforceable against each of them in accordance with its terms, subject, with respect to enforceability, to bankruptcy, insolvency, reorganization or other similar laws affecting the enforceability of creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and no event shall have occurred which constitutes or, with the passage of time or with notice or both, would constitute a default thereunder, and each Agent shall have received two fully executed copies of each of the Basic Agreements.

          (v) The Administrative Agent shall have received opinions of counsel (or reliance letters with respect to certain opinions previously rendered) to the Issuer, AFL, ARFC, FSA, the Owner Trustee and the Indenture Trustee, each dated the Effective Date, and such opinions shall be in form, scope and substance satisfactory to the RCC Agent and the DFC Agent.

          (vi) All proceedings in connection with the transactions contemplated by this Agreement and the Basic Agreements and all documents incident hereto and thereto shall be satisfactory in form and substance to the RCC Agent and the DFC Agent, and each Agent shall have received such information, certificates and documents as either Agent may request.

          (vii) The Administrative Agent shall have received a certificate from AFL dated the date hereof confirming that (y) its representations and warranties contained in the Basic Agreements are true and correct in all material respects on and as of the Effective Date and (z) as of the Effective Date, no Event of Default or Servicer Termination Event has occurred under the Sale and Servicing Agreement and to the best knowledge of AFL, there is no set of circumstances existing on the date hereof that with the passage of time would constitute such an Event of Default or Servicer Termination Event.

         (viii) The Administrative Agent shall have received from each of the Issuer, AFL, ARFC, FSA, the Owner Trustee and the Indenture Trustee copies of the certificate of trust, charter, by-laws, board resolutions, signature and incumbency and other related trust and/or corporate matters, as applicable, of those respective Persons, in form and substance acceptable to the RCC Agent and the DFC Agent, together with copies of the Officers' Certificates with respect thereto delivered on the Effective Date.

         (ix) The Indenture shall be in form and substance satisfactory to each Agent, and each Agent shall have received two true and complete copies thereof.

     SECTION 7. EXPENSES. The Issuer and AFL shall, jointly and severally, be obligated to pay on demand to (i) each Purchaser, the RCC Agent and the DFC Agent all reasonable costs and expenses in connection with the preparation, execution, and delivery of the Basic Agreements and any other documents to be delivered in connection therewith, including, without limitation, the reasonable fees and expenses of counsel for each Purchaser and each Agent, and (ii) each Purchaser and each Agent all reasonable costs and expenses, including, without limitation, the reasonable fees and expenses of counsel for each Purchaser and each Agent, in connection with the enforcement of any Basic Agreement or any document delivered in connection therewith.

     SECTION 8. DEFINITIONS. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) The term "AGENT" means the RCC Agent or the DFC Agent, as the context requires;

     (b) the term "ADMINISTRATIVE AGENT" means Bank of America National Trust and Savings Association and its successors and assigns, as administrative agent for the Purchasers and the Agents;

     (c) the term "BASIC AGREEMENTS" shall mean this Agreement, the Trust Agreement, the Administration Agreement, the Indenture, the Sale and Servicing Agreement, the Purchase Agreement, the Security Agreement, the Lockbox Agreement, the Custodian Agreement, the Policy, the Spread Account Agreement, the Fee Letters, the Assignment Agreement and the Insurance Agreement;

     (d) the term "CP RATE" means, with respect to either Purchaser, for any period and with respect to any portion of the principal amount of the Notes as to which such Purchaser's funding of the purchase or carrying thereof is being provided by such Purchaser's Commercial Paper Notes, the rate of interest per annum determined in arrears in good faith by the applicable Agent to reflect such Purchaser's cost of funding the purchase or carrying of such portion of the Notes, which shall be equal to the weighted daily average interest rate payable in respect of such Commercial Paper Notes during such period (determined in the case of discount commercial paper notes by converting the discount to an interest bearing equivalent rate per annum), plus applicable placement fees and commissions, but excluding any other fees related to such funding;

     (e) the term "DFC AGENT" means Morgan Guaranty Trust Company of New York, as agent for DFC and the Liquidity Purchasers under DFC's Liquidity Agreement;

     (f) the term "EFFECTIVE DATE" means the date on which the conditions set forth in Section 6(b) hereof are satisfied;

     (g) the term "FEE LETTERS" shall mean, collectively, the Fee Letter dated as of July 21, 1998 among AFL, RCC and the RCC Agent, and the Fee Letter dated as of July 21, 1998, among the Issuer, AFL and the DFC Agent;

     (h) the term "PROGRAM SUPPORT DOCUMENT" shall mean, for each Purchaser, the Liquidity Agreement and any other agreement entered into by any other Program Support Provider providing for the issuance of one or more letters of credit for the account of such Purchaser, the issuance of one or more surety bonds for which such Purchaser is obligated to reimburse the applicable Program Support Provider of the related Commercial Paper Notes (or any interest therein) or the making of loans or other extensions of credit to the Purchaser in connection with such Purchaser's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by such Purchaser's Agent);

     (i) the term "PURCHASE PERCENTAGE" shall mean 56.25% for RCC and 43.75% for DFC, as either percentage may be revised from time to time with the prior written consent of the Issuer, the RCC Agent and the DFC Agent;

     (j) the term "PURCHASE PERIOD" shall mean the period from the date of execution hereof to the earliest to occur of (i) July 20, 1999, (ii) the commencement of the Amortization Period, (iii) the commitment of related Liquidity Purchasers to purchase interests in the respective Notes from a Purchaser under the related Liquidity Agreement shall expire and (iv) the date specified by the Issuer with five Business Day's prior notice to the Administrative Agent, each Agent, the Security Insurer, the Indenture Trustee and the Rating Agencies;

     (k) the term "RCC AGENT" means Bank of America National Trust and Savings Association, as agent for RCC and the Liquidity Purchasers under RCC's Liquidity Agreement;

     (l) all capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Sale and Servicing Agreement (including by way of reference to other documents);

     (m) terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include each other gender;

     (n) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provisions; and

     (o) the term "include" or "including" shall mean without limitation by reason of enumeration.

     SECTION 9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; PROVIDED, that the Issuer may not assign any of its rights or obligations hereunder without the prior written consent of the Purchasers. No provision of this Agreement shall in any way limit a Purchaser's ability to assign all or any portion of its rights and obligations hereunder to any related Liquidity Purchaser, to any related Program Support Provider, or a related collateral agent under such Purchaser's securitization program.

     SECTION 10. INDEMNIFICATION. (a) Without limiting any other rights that the Administrative Agent, a Purchaser, an Agent or any of their respective Affiliates, employees, agents, successors, transfers or assigns (each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, the Issuer hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including fees and expenses of counsel) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement and the Basic Agreements (whether directly or indirectly) or the ownership of the Notes, or any interest therein, or in respect of any Receivable, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (ii) any losses arising out of or relating to any non-payment of any Receivable, or (iii) any overall net income tax es or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof.

     (b) Without limiting any other rights that the Indemnified Parties may have hereunder or under applicable law, AFL hereby agrees to indemnify each Ind emnified Party from and against any and all Indemnified Amounts for or on account of or arising from or in connection with any breach of any rep resentation, warranty or covenant of AFL in this Note Purchase Agreement or any Basic Agreement or in any certificate or other written material delivered pur suant hereto or thereto, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party and (ii) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof.

     (c) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim made by any Person against the Indemnified Party (a "THIRD PARTY CLAIM"), such Indemnified Party must notify the Issuer or AFL, as applicable, in writing of the Third Party Claim within five Business Days of receipt of a summons, complaint or other notice of the commencement of litigation and within ten Business Days after receipt by such Indemnified Party of any other written notice of the Third Party Claim. Thereafter, the Indemnified Party shall deliver to the Issuer or AFL, as applicable, within a reasonable time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

     (d) If a Third Party Claim is made against an Indemnified Party, (x) the Issuer or AFL, as applicable, will be entitled to participate in the defense thereof and, (y) if either so chooses, to assume the defense thereof with counsel selected by the Issuer or AFL, as applicable, provided that in connection with such assumption (i) such counsel is not reasonably objected to by the Indemnified Party and (ii) the Issuer or AFL, as applicable, first admits in writing its liability to indemnify the Indemnified Party with respect to all elements of such claim in full. Should the Issuer or AFL, as applicable, so elect to assume the defense of a Third Party Claim, the Issuer or AFL, as applicable, will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Issuer or AFL, as applicable, elects to assume the defense of a Third Party Claim, the

Indemnified Party will (i) cooperate in all reasonable respects with the Issuer or AFL in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Issuer's or AFL's prior written consent, as the case may be. If the Issuer or AFL, as applicable, shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If the Issuer or AFL, as applicable, does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Issuer or AFL, as applicable, of such terms and the Issuer or AFL, as applicable, will promptly reimburse the Indemnified Party upon written request. Anything contained in this Note Purchase Agreement to the contrary notwithstanding, the Issuer or AFL, as applicable, shall not be entitled to assume the defense of any part of a Third Party Claim that seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party.

     SECTION 11. INCREASED COSTS. (a) If the Purchaser, any Liquidity Purchaser, any other Program Support Provider or any of their respective Affiliates (each an "AFFECTED PERSON") determines that the existence of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in the Notes or the applicable Liquidity Agreement or any other applicable Program Support Document, then, upon demand by such Affected Person (with a copy to the applicable Agent), the Issuer agrees to immediately pay to such Agent, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Issuer and such Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of the Notes in respect of which interest is computed by reference to the Offshore Rate or LIBOR, as applicable, then, upon demand by such Affected Person, the Issuer agrees to immediately pay to such Affected Person, from time to time as specified, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Issuer by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (c) Before giving any notice to the Issuer under this Section 11, the Affected Person shall use commercially reasonable efforts to designate a different office with respect to its purchase of Notes or its provision of liquidity or credit sup port under the relevant Program Support Document if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Affected Person, be illegal or otherwise disadvantageous to such Affected Person.

     (d) Upon the receipt by the Issuer of a claim for reimbursement or compensation under this Section 11 related to the ownership of a Note or any interest therein by an Affected Person, and payment thereof hereunder shall not be waived by such Affected Person, the Issuer may (i) request the Affected Person to use its reasonable efforts to obtain a replacement bank, financial institution or asset-backed commercial paper conduit, as applicable, satisfactory to the Issuer to acquire and assume all or a ratable part of all of such Affected Person's Note or interests therein (a "REPLACEMENT PURCHASER"), (ii) request one or more of the other Noteholders or Liquidity Purchasers to acquire and assume all or a part of such Affected Person's Note or interests therein; or (iii) designate a Replacement Purchaser. Any such designation of a Replacement Purchaser under CLAUSE (i) or (iii) shall be subject to the prior written consent of each Agent (which consent shall not be unreasonably withheld). Upon notice from the Issuer, such Affected Person shall assign its Note or interests therein and its other rights and obligations (if any) hereunder or a ratable share thereof to the Replacement Purchaser or Replacement Purchasers designated by the Issuer for a purchase price equal to the sum of the principal amount of the Notes or interests therein so assigned and all accrued and unpaid interest thereon and any other amounts (including fees) to which it is entitled hereunder or under any Basic Agreement or other Program Support Document (including any fee letters entered into in connection therewith); PROVIDED, that the Issuer shall provide such Affected Person with an officer's certificate stating that such Replacement Purchaser has advised the Issuer that it is not subject to, or has agreed not to seek, such increased amount.

     (e) The parties to this Agreement acknowledge that the payment rights provided for in this Section 11 are not insured under the Policy.

     SECTION 12. NOTICES. (a) All communications provided for or permitted hereunder and under any other Basic Agreement shall be in writing and shall be delivered, sent by overnight courier or mailed or transmitted by telecopier and confirmed by a similar mailed writing, if to a Purchaser, or the Administrative Agent, addressed to a Purchaser, the Administrative Agent or an Agent, as applicable, at the addresses shown on page 1 of this Agreement, or to such other address as a Purchaser, an Agent or the Administrative Agent may have designated in writing to the Issuer, and if to the Issuer, AFL or the Rating Agencies, to their respective addresses set forth in the Sale and Servicing Agreement, or to such other address as the Issuer or AFL may have designated in writing to a Purchaser.

     (b) All such written communications shall, when so sent by overnight courier, telecopied or mailed, be deemed given when delivered to the overnight courier, when telephone confirmation of telecopy is received, or, in the case of communications by mail, on the fourth Business Day following deposit in the mails. All other written communications shall be deemed to have been given upon receipt thereof.

     SECTION 13. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument notwithstanding that all parties are not signatories to the same counterparts.

     SECTION 14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersedes any prior agreement and understandings with respect to those matters and transactions.

     SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF. THE PARTIES HERETO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, ANY NOTE OR ANY BASIC AGREEMENT AND HEREBY WAIVE ANY OBJECTION TO THE VENUE OF ANY SUCH COURT AS WELL AS ANY CLAIM OF INCONVENIENT FORUM.

     SECTION 16. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement, PROVIDED, HOWEVER, that if the invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement.

     SECTION 17. SURVIVAL. All representations, warranties and covenants made by the Issuer herein shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf.

     SECTION 18. LIMITED RECOURSE. This Agreement is solely a corporate obligation of the Issuer, AFL, the Administrative Agent, each Agent and each Purchaser. No recourse may be taken, directly or indirectly, under this Purchase Agreement or any certificate or other writing delivered in connection herewith against any stockholder, incorporator, employee, officer, director or agent of the Issuer, AFL, the Administrative Agent, either Purchaser or either Agent. The obligations of the Issuer hereunder shall be payable solely out of the Trust Property.

     SECTION 19. NO PROCEEDINGS. Each of the Issuer and AFL hereby agrees that it will not institute or join with others in instituting against either Purchaser, and each Purchaser hereby agrees that it will not institute or join with others in instituting against the Issuer, a bankruptcy, reorganization or analogous proceeding until at least 368 days after the later of (i) the last maturing commercial paper note issued or to be issued by such Purchaser matures and (ii) the last maturing Note issued or to be issued by the Issuer matures.

     SECTION 20. TRIAL BY JURY WAIVED. Each of the parties hereto waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with this Agreement or any of the transactions contemplated hereunder.

     SECTION 21. MATTERS RELATING TO AGENTS AND ADMINISTRATIVE AGENT.

     (a) DFC hereby accepts the appointment of and authorizes the DFC Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the DFC Agent by the terms hereof and any other Basic Agreements, together with such powers as are reasonably incidental thereto. RCC hereby accepts the appointment of and authorizes the RCC Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the RCC Agent by the terms hereof and any other Basic Agreements, together with such powers as are reasonably incidental thereto. Each Purchaser and each Agent hereby accepts the appointment of and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Basic Agreements, together with such powers as are reasonably incidental thereto. Each of the Agents and the Administrative Agent reserves the right, in its sole discretion, to take any actions, exercise any rights or remedies under this Note Purchase Agreement and any Basic Agreements. Except for actions which the Administrative Agent or either Agent is expressly required to take pursuant to this Note Purchase Agreement or the applicable Liquidity Agreement, the Administrative Agent or an Agent shall not be required to take any action which exposes the Administrative Agent or such Agent to personal liability or which is contrary to applicable law unless such Person shall receive further assurances to its satisfaction of indemnification against any and all liability and expense which may be incurred in taking or continuing to take such action. Each Agent and the Administrative Agent agrees to give its respective Purchaser and Liquidity Purchasers and the Agents, as applicable, prompt notice of each notice and determination given to it by the Issuer, the Servicer, the Owner Trustee or the Trustee, pursuant to the terms of this Note Purchase Agreement or any Basic Agreement. Subject to clause (e) hereof or any Basic Agreement, the appointment and authority of the Agents and the Administrative Agent hereunder shall terminate after the Purchase Period upon the payment to each Purchaser of all amounts owing to such Purchaser.

     (b) The Administrative Agent agrees to provide to each Agent (i) prompt notice of eac h notice the Administrative Agent (in its capacity as Administrative Agent) receives pursuant to this Agreement or any of the other Basic Agreements and (ii) copies of each written notice, certificate, report or other document that the Administrative Agent (in its capacity as Administrative Agent) receives hereunder or under any of the other Basic Agreements, other than any document which is, in the reasonable judgment of the Administrative Agent, immaterial.

     (c) Neither the Agents nor the Administrative Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent or Administrative Agent under or in connection with this Note Purchase Agreement or any Basic Agreement, except for its or their own gross negligence or willful misconduct.

     (d) Each Purchaser and Liquidity Purchaser acknowledges or is deemed to have acknowledged that it has, independently and without reliance upon the Administrative Agent or the Agents, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Note Purchase Agreement and to purchase its Notes or a portion thereof. Each Purchaser and Liquidity Purchaser also acknowledges or is deemed to have acknowledged that it will, independently and without reliance upon the Agents or the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Note Purchase Agreement or any Basic Agreement.

     (e) Each Agent or the Administrative Agent may resign at any time by giving thirty days' written notice thereof to the Purchasers, the other Agents, the Administrative Agent, the Servicer, FSA and the Indenture Trustee. Upon any such resignation, each Purchaser shall have the right to appoint a related successor Agent and the Purchasers and the Agents shall have the right to appoint a successor Administrative Agent approved by the Issuer (which approval will not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent or Administrative Agent hereunder by a successor Agent or Administrative Agent, such successor Agent or Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent or Administrative Agent, as the case may be, and the retiring Administrative Agent or Agent shall be discharged from its duties and obligations under this Note Purchase Agreement.

     (f) Each Agent (pro rata in accordance with its related Purchaser's Purchase Percentage) hereby severally covenants and agrees to indemnify the Administrative Agent, its directors, officers, officers, employees and agents for, and hold the Administrative Agent, its directors, officers, employees and agents harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) arising out of or in connection with the Administrative Agent acting as Administrative Agent hereunder or under any Basic Agreement, except such loss, liability or expense as shall result from the gross negligence, bad faith or willful misconduct of the Administrative Agent or its officers or agents. The obligation of the Agents under this Section 21 shall survive the termination of this Note Purchase Agreement or the resignation of the Administrative Agent.

     SECTION 22. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer,
(c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under such parties and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the Basic Agreements.

     IN WITNESS WHEREOF, the Purchasers, the Administrative Agent, the Agents, AFL and the Issuer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                   ARCADIA AUTOMOBILE RECEIVABLES
                                   WAREHOUSE TRUST

                                   By:  Wilmington Trust Company, not in its
                                        individual capacity but solely as Owner
                                        Trustee


                                   By:
                                        --------------------------------------
                                        Name:
                                        Title:


                                   ARCADIA FINANCIAL LTD.


                                   By:
                                        --------------------------------------
                                   Name:
                                   Title:



The foregoing Agreement
is hereby accepted as of the
21st day of July, 1998:

RECEIVABLES CAPITAL CORPORATION


By:
    ------------------------------------
    Name:
    Title:

BANK OF AMERICA NATIONAL
  TRUST AND SAVINGS ASSOCIATION,
as RCC Agent and Administrative Agent

By:
    ------------------------------------
    Name:
    Title:



               [Signature Page to Amended and Restated Note Purchase Agreement]

DELAWARE FUNDING CORPORATION


By:  Morgan Guaranty Trust Company of New
     York, as attorney-in-fact
     for Delaware Funding
     Corporation


By:
    ------------------------------------
    Name:
    Title:


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK,
  as DFC Agent


By:
    ------------------------------------
    Name:
    Title:


Acknowledgment and Consent:

ARCADIA RECEIVABLES CONDUIT
  CORP


By:
    ------------------------------------
    Name:
    Title:



               [Signature Page to Amended and Restated Note Purchase Agreement]